UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 26, 2008
WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607

(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road
Monticello, MN	55362

(Address Of Principal Executive Offices)	(Zip Code)
(763) 295-9202
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 26, 2008, WSI Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with M&I Marshall & Ilsley Bank (the “Lender”) under which the Company will receive loans from the Lender on a non-revolving basis from time to time until May 31, 2009, in an aggregate amount not to exceed $1.2 million. The Company intends to use proceeds from the loan to fund its previously announced building expansion. The Lender’s loans to the Company under the Loan Agreement are evidenced by a Promissory Note dated August 26, 2008, which is attached hereto as Exhibit 10.2 (the “Note”). The Company’s obligations under the Note and the Loan Agreement are secured by a security interest in favor of the Lender in the Company’s assets as described in the Security Agreement dated August 26, 2008, attached hereto as Exhibit 10.3. The Company’s obligations are also guaranteed by the Company’s subsidiaries, Taurus Numeric Tool, Inc. and WSI Rochester, Inc., pursuant to a Guaranty By Corporation dated August 26, 2008 attached hereto as Exhibits 10.4 and 10.5, respectively.
The summaries of the Loan Agreement, the Note, the Security Agreement and the Guaranty By Corporation do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1 through 10.4 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated August 26, 2008 by and between WSI Industries, Inc. and M&I Marshall & Ilsley Bank.

10.2	Promissory Note dated August 26, 2008 issued by WSI Industries, Inc. to M&I Marshall & Ilsley Bank in the maximum principal amount of $1,200,000.

10.3	Security Agreement dated August 26, 2008 by WSI Industries, Inc. as debtor in favor of M*&I Marshall & Ilsley Bank as secured party.

10.4	Guaranty By Corporation dated August 26, 2008 by Taurus Numeric Tool, Inc.

10.5	Guaranty By Corporation dated August 26, 2008 by WSI Rochester, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.
By:	/s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: August 29, 2008